Filed PUrsuant to Rule 424(b)(2)
                                      Registration File No. 333-66015

PRICING SUPPLEMENT NO. 1
Dated March 11, 1999 to
Prospectus dated November 9, 1998

                             BALTIMORE GAS AND ELECTRIC COMPANY
                               Medium-Term Notes, Series H


Principal Amount:              	$27,000,000

Original Issue Date:           	March 16, 1999

Stated Maturity:               	March 14, 2001

Price to Public:               	$27,000,000

Agent:                         	Lehman Brothers Inc.

Agent's Commission:            	$67,500

Net Proceeds to Company:	       $26,932,500

CUSIP:                         	05916 M AQ 6

Floating Rate Note Interest Rate Information:

	Initial Interest Rate:        	To be set March 12, 1999

	Initial Interest Period:      	March 16, 1999 to June 14, 1999

	Interest Rate Formula:        	LIBOR

	Index Maturity:               	3 Months

	Spread:                       	Plus 0.02%

	Maximum Interest Rate:        	None

	Minimum Interest Rate:        	None

	Interest Reset Dates and       Quarterly on the 14th day of
	  Interest Payment Dates:       	March, June, September, December

	Interest Determination        	Second Business Day preceding
	  Date and Calculation Date:  	  the Interest Reset Date

	Calculation Agent:            	The Bank of New York

	Record Dates:                 	15 calendar days prior to each
		                                Interest Payment Date

                                    Filed Pursuant to Rule 424(b)(2)
                                    Registration File No. 333-66015
PRICING SUPPLEMENT NO. 1
Dated March 11, 1999 to
Prospectus dated November 9, 1998

                          BALTIMORE GAS AND ELECTRIC COMPANY
                             Medium-Term Notes, Series H

                                    (Continued)


	We registered a total of $200,000,000 worth of Notes. So far, we have only issued the $27,000,000 included in this Pricing Supplement
 No. 1. We still have $173,000,000 worth of Notes available to issue.


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